UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

LAIRD SUPERFOOD, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LAIRD SUPERFOOD, INC.

5303 Spine Road, Suite 204

Boulder, Colorado 80301

SUPPLEMENT TO PROXY STATEMENT DATED MAY 22, 2026

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

CHANGE OF MEETING DATE

This supplement (this “Supplement”) is being filed by Laird Superfood, Inc. (the “Company,” “we,” “us,” or “our”) to supplement the definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on May 22, 2026 (the “Proxy Statement”) in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

Change of Meeting Date.

The Annual Meeting, which was previously scheduled to be held on Friday, June 26, 2026, will instead be held on Thursday, June 25, 2026, at 10:00 a.m. Mountain Time. The Annual Meeting will continue to be held in a virtual format only, and stockholders will be able to attend the Annual Meeting, vote their shares electronically and submit questions online by visiting www.proxyvote.com and entering the 16-digit control number included on their proxy card or in the voting instructions that accompanied their proxy materials. There has been no change to the agenda, business to be conducted, or the Board of Directors’ voting recommendations as described in the Proxy Statement.

Record Date Unchanged.

The record date for the Annual Meeting remains 5:00 p.m., Mountain Time, on May 18, 2026 (the “Record Date”). Only holders of the Company’s common stock and Series A Preferred Stock of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Proxies Previously Submitted Remain Valid.

Stockholders who have already voted by internet, telephone, or by signing and returning their proxy card or voting instruction form do not need to take any action as a result of the change in the meeting date. All proxies previously submitted will be voted at the Annual Meeting as it has been rescheduled, unless properly revoked. Stockholders who have not yet voted are encouraged to do so as promptly as possible following the instructions provided in the Proxy Statement and on the proxy card or voting instruction form.

Voting Deadlines.

To ensure that votes submitted by internet or telephone are counted, stockholders should submit their votes no later than 11:59 p.m. Eastern Time on Wednesday, June 24, 2026. Stockholders may also vote during the Annual Meeting by visiting www.proxyvote.com.

No Other Changes; Incorporation of Proxy Statement.

Except for the change in the meeting date and the related voting deadlines described above, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in, or any other information contained in, the Proxy Statement, all of which remain in full force and effect and are incorporated herein by reference. This Supplement should be read together with the Proxy Statement, which is available at www.proxyvote.com and on the SEC’s website at www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 25, 2026:

The Company’s Proxy Statement, this Supplement, the form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available free of charge at www.proxyvote.com.